Exhibit 10.1

THIRD AMENDMENT TO SENIOR SECURED PROMISSORY NOTES

(FIRST AND SECOND TRANCHE)

THIS THIRD AMENDMENT TO THE SENIOR SECURED PROMISSORY NOTES (this “Amendment”) is executed as of this 30th day of August, 2012 (“Effective Date”) by and between PEDEVCO CORP. (formerly BLAST ENERGY SERVICES, INC.), a Texas corporation (“Company”), and CENTURION CREDIT FUNDING LLC, a Delaware limited liability company (“Centurion”).  All capitalized terms used but not otherwise defined herein have the respective meanings given them in the Promissory Notes.

W I T N E S S E T H

WHEREAS, the Company and Centurion entered into that certain Senior Secured Promissory Note (First Tranche) and that certain Senior Secured Promissory Note (Second Tranche) (each, a "Promissory Note" and together, the “Promissory Notes”), pursuant to the Note Purchase Agreement, dated February 24, 2011 (together with the Transaction Documents referenced and defined therein, including the First and Second Tranche Promissory Notes, as amended, the Royalty Payment Agreement, the Mortgages, the Security Agreement, the Warrant Agreement, the Intercreditor Agreement, and the Guarantee, the “Note Purchase Agreement”).

WHEREAS, the Company and Centurion entered into that certain First Amendment to the Senior Secured Promissory Note (First Tranche) and that certain First Amendment to the Senior Secured Promissory Note (Second Tranche) (together, the “First Amendments”) on January 13, 2012, and that certain Second Amendment to the Senior Secured Promissory Note (First Tranche) and that certain Second Amendment to the Senior Secured Promissory Note (Second Tranche) (together, the “Second Amendments,” and together with the First Amendments, the “Amendments”) on May 29, 2012;

WHEREAS, the parties propose to enter into this Third Amendment to Senior Secured Promissory Notes (First and Second Tranche), on the terms and for the consideration set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to the Promissory Notes.  Effective immediately upon the Company depositing $700,000.00 into the Company’s bank account at Amegy Bank N.A. (the “Bank”) that is subject to the Deposit Account Control Agreement (the “DACA Account”) entered into by and between the Company and Centurion and referenced in Section 4.3(c) of the Note Purchase Agreement as detailed in Section 3 below, the last sentence of the second paragraph of each Promissory Note shall be amended and restated to read in its entirety as follows:

“The outstanding principal balance of this Note shall be due and payable on the earlier of (i) November 30, 2012, or (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 hereof (the “Maturity Date”).”

2. Conversion Notice.

The Company and Centurion hereby agree and acknowledge that the restriction contained in Section 2(a) of the Note Purchase Agreement limiting the ability of Centurion to tender a Notice of Conversion to not more than one time every thirty (30) days is hereby deleted.

3. Further Assurances to Centurion.  On the Effective Date, the Company shall deposit $700,000.00 into the DACA Account (the “Repayment Deposit”) and Centurion shall provide instructions to the Bank pursuant to the Deposit Account Control Agreement (the “DACA”) that until the Maturity Date, unless a default or an Event of Default under the Promissory Notes shall have occurred only the funds above $700,000.00 shall continue to be swept on a monthly basis by Centurion in accordance with the terms of the DACA. On the Maturity Date, if there remains any amounts outstanding under the Promissory Notes, Centurion shall sweep from the DACA Account an amount equal to the amount required to satisfy the Obligations in full (the “Repayment Deposit Sweep”). To the extent there remains a positive balance in the DACA Account after the Repayment Deposit Sweep, Centurion shall immediately take all necessary actions to release the remaining funds in the DACA Account to the Company, and to the extent there remains a balance on the Promissory Notes after the Repayment Deposit Sweep, the Company shall remain obligated to fully satisfy its obligations to Centurion as set forth under the Promissory Notes and Note Purchase Agreement, as amended to date and herein.

4. Representations and Warranties.

a. The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. After giving effect to the extension of the Maturity Date as set forth in Section 1 hereto, no default or Event of Default is outstanding under the Promissory Notes, the Note Purchase Agreement or the other Transaction Documents.

b. Centurion has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by Centurion and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of Centurion, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by Centurion, this Amendment shall constitute a valid and binding obligation of Centurion enforceable against Centurion in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

5. Limited Effect.  Except as expressly set forth herein, all of the terms and conditions of the Promissory Notes, the Note Purchase Agreement and the other Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

6. Confirmation of Indebtedness.  The Company confirms and acknowledges that as of the close of business on the date hereof, the Company was indebted to Centurion without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal and interest in the amount of $1,336,077.11, of which $859,044.61 is due on account of the First Tranche Promissory Note and $477,032.50 is due on account of the Second Tranche Promissory Note, plus all fees, costs and expenses incurred to date in connection with the Promissory Notes, the Note Purchase Agreement and the other Transaction Documents.

7. Collateral.  The Company confirms and acknowledges that all security interests and liens granted to Centurion pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Secured Obligations (as defined in the Security Agreement).

8. Expenses.  Each party shall pay its own fees, costs and expenses incurred in connection with this Amendment.

9. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Amendment.

10. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, have caused this Third Amendment to Senior Secured Promissory Notes to be duly executed and delivered as of the date first written above.

PEDEVCO CORP.	CENTURION CREDIT FUNDING LLC
By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: Executive VP and CFO	By : /s/ David Steinberg Name: David Steinberg Title: Authorized Signatory